As filed with the Securities and Exchange Commission on May __, 2002

                                           Registration No. ___________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933

                               GTDATA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                                          87-0443026
         ------                                          ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                625 Cochran Street, Simi Valley, California 93065
                -------------------------------------------------
          (Address, Including Zip Code, of Principal Executive Offices)

                                 (805) 582-3600
                                 --------------
                     (Telephone Number, Including Area Code)

                             2001 Stock Option Plan
                             ----------------------
                            (Full Title of the Plan)

                              Paracorp Incorporated
                              318 N. Carson Street
                            Carson City, Nevada 89701
                            -------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                                Stacey L. Bowers
                              Messner & Reeves, LLC
                         1430 Wynkoop Street, Suite 400
                             Denver, Colorado 80202
                                  (303)623-1800

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed       Proposed
                  Amount to be    Maximum        Maximum         Amount of
                  Registered(2)   Offering       Aggregate       Registration
Title of Plan to                  Price          Offering        Fee
be Registered (1)                 Per Share(3)   Price(3)
--------------------------------------------------------------------------------
2001 Stock          10,000,000    $0.182         $1,820,000       $167.44
Option Plan
--------------------------------------------------------------------------------
(1) This registration statement covers the common stock issuable upon the exercise of options issued under the 2001 Stock Option Plan of the registrant.
(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issued under the 2001 Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock. (3) The Proposed Maximum Offering Price Per Share and the Aggregate Offering Price are based upon the exercise price of the options in accordance with Rule 457(h) of the Securities Act of 1933, as amended. These amounts are calculated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registration Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting: Secretary, GTDATA Corporation, 625 Cochran Street, Simi Valley, California 93065, (508) 852-3600.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed by GTDATA Corporation (the "Company"), with the Securities and Exchange Commission are hereby incorporated by reference:

         (1) The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 1, 2002; and

         (2) The Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002.

         All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or the prospectus.

Item 4.  Description of Securities.

Corporate Overview

         GTDATA Corporation (the "Company") is a Nevada corporation. The Company was originally incorporated on March 17, 1986, under the name Impressive Ventures, Ltd. for the purpose of engaging in any lawful activity or business. In January 1998, we changed our name to World Internetworks, Inc. and in November 2001, we changed our name to GTDATA Corporation.

         GT Data Corporation, a Delaware corporation ("GT Data Delaware") was originally incorporated on April 14, 1998 according to the laws of Colorado. GT Data Delaware was reincorporated according to the laws of Delaware on February 17, 2000. GT Data Delaware is engaged in the sale, repair and support service of in-warranty and out-of-warranty computer peripheral devices for a variety of large and small brand name manufacturers, through its wholly owned subsidiary Technical Services and Logistics, Inc. ("TSLi").

         On February 27, 2001, World Internetworks, Inc. ("WINS") entered into an Agreement and Plan of Reorganization and Merger (the "Plan of Merger") with GTD Acquisition, Inc. ("Newco") and GT Data Delaware. On March 20, 2001, and pursuant to a Certificate filed with the Nevada Secretary of State, WINS effected a 1 for 2 reverse split of all the outstanding shares of its common stock, options and warrants. Immediately following the reverse split WINS had 250,000,000 shares authorized and 7,104,114 shares issued and outstanding. Outstanding options and warrants were 224,500 and 815,000 respectively, after the reverse split. On March 22, 2001, the Plan of Merger became effective (the "Merger"). Under the Merger, Newco merged with and into GT Data Delaware, with GT Data Delaware as the surviving subsidiary of the Company. Pursuant to the Plan of Merger, all of the 7,688,403 outstanding series B preferred stock and common stock of GT Data Delaware were exchanged for shares of WINS 1 for 1 on a post-split basis and 750,000 shares were issued to Fairway Capital Partners, LLC, a finder, in connection with the transaction. All of the outstanding shares of Newco were converted into shares of GT Data Delaware as the surviving corporation, with WINS as the sole holder of those shares. The transaction was regarded as a reverse merger whereby GT Data Delaware was considered to be the accounting acquirer as it retained control of WINS after the Merger. Pursuant to the Plan of Merger, certain shareholders of GT Data Delaware agreed to surrender 7,165,931 shares of common stock prior to the consummation of the Merger.

Securities of the Company

         The Company's capital stock consists of 250,000,000 shares of Common Stock, $0.001 par value.

         As of May 10, 2002, there were 16,062,517 shares of Common Stock outstanding, held of record by 554 stockholders. Of the 16,062,517 shares of Common Stock outstanding, 13,916,959 shares are restricted shares.

         The holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The shares of Common Stock do not carry cumulative voting rights in the election of directors. The Common Stock has no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

         Holders of Common Sock are entitled to receive on a pro rata basis any dividends as may be declared by the board of directors of the Company out of funds legally available. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. All the outstanding shares of Common Stock are fully paid and nonassessable.

         The Company does not currently have any authorized Preferred Stock.

Securities of GT Data Delaware

         The Company's subsidiary, GT Data Delaware's capital stock consists of 100,000,000 shares of common stock, $0.001 par value; 1 share of series A preferred stock, $0.001 par value; 10,000,000 shares of series B preferred stock, $0.001 par value; and 16,999,999 shares of undesignated preferred stock.

Transfer Agent and Registrar

         The transfer agent and registrar for the Company's Common Stock is Standard Registrar and Transfer of Draper, Utah.

Item 5.  Interests of Named Experts and Counsel.

         The information required by Item 5 is not applicable to this registration statement.

Item 6.  Indemnification of Directors and Officers.

         The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes ("NRS") and the bylaws of the Company.

         Under NRS, a corporation has the power to provide directors with immunity from monetary liabilities and may do so by including such language in the corporation's articles of incorporation or bylaws. Corporations are empowered to protect directors from breach of the duty of care, but not breaches of the duty of loyalty or the duty of disclosure. Directors and officers who are so protected are free from personal financial liability whether monetary damages arise from legal or equitable remedies. However, directors and officers may still be subject to equitable remedies such as injunction, rescission, and corrective disclosure.

         Under the NRS, a corporation may not provide immunity from:

         (a) any breach of a director's duty of loyalty to the corporation or its stockholders;

         (b) Acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

         (c) Unlawful payment of dividends or unlawful stock purchases or redemptions; and

         (d) Any transaction from which the director or officer derives an improper personal benefit.

         Our bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.

         The Company's bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the NRS, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number     Description

 4.1       2001 Stock Option Plan
 5.1       Opinion of Messner & Reeves, LLC
 23.1      Consent of Corbin & Wertz
 23.2      Consent of Squar, Milner, Reehl & Williamson, LLP
 23.3      Consent of Messner & Reeves, LLC (contained in Exhibit 5.1)
 24.1      Power of Attorney (included in Part II of the Registration Statement)

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and any increase or decrease in volume of securities offered, and any deviation from the low or high end of the estimated maximum offering range, if in the aggregate, the changes in the volume and price represent more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) include any additional or material changes with respect to the plan of distribution;

Provided, however, that paragraphs a(1)(i) and a(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) That, it will file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) of 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 24th day of May 2002.

                                        GTDATA CORPORATION

                                        By:  /s/  Robert Genesi
                                        ---------------------------------------
                                             Robert Genesi, President and
                                               Chief Executive Officer



                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Genesi, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including any post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 426(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the date indicated.

         Signature                Title                             Date
         ---------                -----                             ----

         /s/  Robert Genesi      President, Chief Executive         May 24, 2002
         ------------------        Officer and Director
         Robert Genesi

         /s/  Robert Mullaney    Executive Vice President - Sales
         --------------------      and President - TSLi             May 24, 2002
         Robert Mullaney

         /s/  John Genesi         Chief Financial Officer - TSLi    May 24, 2002
         ----------------
         John Genesi

                                  EXHIBIT INDEX

         Exhibit
         Number      Description
         ------      -----------

         4.1 *       2001 Stock Option Plan
         5.1 *       Opinion of Messner & Reeves, LLC

         23.1 *      Consent of Corbin & Wertz
         23.2 *      Consent of Squar, Milner, Reehl & Williamson, LLP
         23.3 *      Consent of Messner & Reeves, LLC (contained in Exhibit 5.1)
         24.1 *      Power of Attorney (included in Part II of the Registration
                     Statement)

         *  Filed herewith


                                   Exhibit 4.1

                            WORLD INTERNETWORKS, INC.
                             2001 STOCK OPTION PLAN


                             ADOPTED March 12, 2001


         1. Purposes of the Plan. The purposes of this  Stock Option Plan are to
            ---------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written Option Agreement.

         2. Definitions.  As used herein, the following definitions shall apply:
            -----------
                  (a)     "Board"  shall  mean  the  Committee,  if one has been
                          -------
                          appointed,  or  the Board of Directors of the Company,
if no committee is appointed.

                  (b)     "Code"  shall mean the Internal  Revenue Code of 1986,
                          -----
as amended.

                  (c)     "Common Stock"   shall  mean  the  Common Stock of the
                          -------------
Company.

                  (d)     "Company"   shall  mean  World  Internetworks, Inc., a
                          --------
Nevada corporation.

                  (e)     "Committee"  shall mean the Committee appointed by the
                          -----------
Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.


                  (f)     "Consultant" shall mean  any  person who is engaged by
                          ------------
the Company or any subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not.

                  (g)     "Continuous Status as an Employee or Consultant" shall
                          -----------------------------------------------
mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (h)     "Employee" shall  mean  any person, including officers
                          ---------
and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (i)     "Incentive Stock Option" shall mean an Option intended
                          -----------------------
to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                  (j)     "Option" shall mean a Stock Option granted pursuant to
                          -------
the Plan.
                  (k)     "Option Stock" shall  mean the Common Stock subject to
                          ------------
                          an Option.

                  (l)     "Optionee"  shall   mean an Employee or Consultant who
                          ---------
receives an Option.

                  (m)     "Parent" shall mean   a "parent  corporation," whether
                          --------
now or hereafter existing, as defined in Section 425(e) of the Code.

                  (n)     "Plan" shall mean this 2001 Stock Option Plan.
                          -----

                  (o)     "Share"  shall  mean  a  share of the Common Stock, as
                          ------
adjusted in accordance with Section 11 of the Plan.

                  (p)     "Subsidiary"  shall  mean  a  subsidiary  corporation,
                          -----------
whether now or hereafter existing, as defined in Section 425(f) of the Code.

                  (q)     "Unvested Portion" shall mean  any Option with respect
                          -----------------
to the number of shares of Common Stock for that Option that are not exercisable as of the date of the closing of a Transaction resulting in a Change in Control. In the case of a Change in Control which occurs as the results of a series of transactions, the closing date shall be deemed to be the closing date of the final Transaction affecting the Change in Control.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11
            -------------------------
of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 3,333,333 shares of Common Stock, which may be authorized, but unissued, Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.       Administration of the Plan.
                  --------------------------
                  (a) Procedure. The Plan shall be administered by  the Board of
                      ---------
Directors; provided, however, that (i) the Board of Directors may appoint a Committee to administer the Plan; and (ii) shall appoint a Committee to administer the Plan, if necessary, to provide the officers and directors of the Company with the benefits of Rule 16b-3 promulgated by the SEC. If appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Subject to the foregoing, from time-to-time the Board of Directors may increase the size of the Committee and appoint additional members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  (b) Powers of the Board. Subject  to  the  provisions  of  the
                      -------------------
Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or "nonstatutory stock options;" (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee as to any deferral) the exercise date of any Option consistent with the provisions of
Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (X) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c)     Effect  of  Board's  Decision.  All  decisions,
                          -----------------------------
determinations and interpretations of the Board or its Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5.       Eligibility.
                  -----------
                  (a) Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                  (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

                  (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by a written Option agreement which shall expressly identify the Option as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by an Option agreement which sets forth the intention of the Company and the Optionee that such Option shall be a nonstatutory Stock Option.

                  (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

         6. Term of Plan. The Plan shall become  effective  upon  the earlier to
            ------------
occur of its adoption  by  the  Board  of  Directors  or  its  approval  by  the

Stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Term of Option. The term of each Incentive Stock Option shall be ten
            --------------
(10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option agreement. The term of each Option that is not an Incentive Stock Option shall be (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option agreement.

         8.       Exercise Price and Consideration.
                  --------------------------------

                  (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                           (i)     In the case of an Incentive Stock Option:

                                   (A)    granted to   an   Employee who, at the
time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                                   (B)    granted to an Employee,  the per Share
exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                           (ii) In the case  of  a   nonstatutory  Stock Option,
the per Share exercise price shall be no less than the price per Share set by the Board on the date of grant.

                  (b) The fair market value shall be determined in the following manner. If the stock is unlisted, the fair market value shall be determined by the Board of Directors, in its discretion. If listed, the value shall be the Closing Sales Price of the Company's Common Stock as reported on the NASDAQ National Market System on the business day immediately preceding the date of grant. In the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the business day immediately preceding the date of grant, as reported in the Wall
                                                                            ----
Street Journal.
--------------
                  (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Nevada Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9.       Exercise of Option.
                  ------------------

                  (a) Procedure  for  Exercise;  Rights  as  a  Stockholder. Any
                     ------------------------------------------------------
Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Stock Certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Certificate is issued, except as provided in Section 11 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination  of Status as an Employee or Consultant. If an
                      ---------------------------------------------------
Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board at the time of grant of the Option) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee.  Notwithstanding the provisions of
                      ----------------------
Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)
(3) of the Internal Revenue Code), he may, but only within six (6) months (or such other period of time not less than six (6) months (or such other period of time not less then six (6) months nor more than twelve (12) months as is determined by the Board at the time of grant of the Option) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination (or to such greater extent as the Board may provide). To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d)     Death of Optionee.  In the event of the death of an
                          -----------------
Optionee:

                          (i)     during  the  term  of the  Optionee  who is at
the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has accrued as of the date of death (or to such greater extent as the Board may provide); or

                          (ii)    within   thirty   (30)   days  (or such  other
period of time not exceeding three (3) months as is determined by the Board at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six
(6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination (or to such greater extent as the Board may provide).

         10.      Nontransferability   of   Options.   The   Option  may  not be
                  -------------------------------
sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11.      Adjustments Upon Certain Changes.
                  --------------------------------

                  (a) Stock Split or Reclassification. Subject to  any  required
                      -------------------------------
action by the Stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

                  (b)  Change in Control.   In the event of a Change of Control,
                       ----------------
then to the extent permitted by applicable law, with respect to half (50%) of the unvested Options (the "Primary Accelerated Amount") held by persons then performing services as Employees, Directors, or Consultants, then immediately prior to the consummation of such Change of Control such Primary Accelerated Amount shall be fully vested and exercisable and such Options shall be terminated if not exercised prior to the consummation of the Change of Control. With respect to the remaining portion of such unvested Options (the "Remaining Amount"), any surviving corporation or an Affiliate of such surviving corporation shall assume or continue the Remaining Amount, or substitute similar Options for the Remaining Amount.

                  If the surviving corporation or an Affiliate of such surviving corporation refuses to assume or continue the Remaining Amount, or substitute similar Options for the Remaining Amount, then with respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of the Change of Control, then immediately prior to the consummation of the Change of Control such Remaining Amount shall be fully vested and exercisable and such Options shall be terminated if not exercised prior to the consummation of the Change of Control.

                  If, following a Change of Control, the surviving corporation or its Affiliates choose to assume or continue the Remaining Amount, or substitute similar Options for the remaining amount and any person then performing services as an Employee, Director, or Consultant is involuntarily terminated for reason other than Cause or voluntary terminates for Good Reason within one (1) year of such Change of Control, then upon such termination any Options still outstanding shall be fully vested and exercisable and such Options shall be terminated if not exercised within thirty (30) days of such termination.

                  For the purposes of this plan:

                          (i) "Change  in  Control"  means:  (1)  a dissolution,
liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation (other than a merger solely for the purpose of changing the state of incorporation); or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise;

                          (ii)  "Cause"   means:  (1)  an  optionee's    willful
dishonesty towards, fraud upon, crime against, deliberate or attempted injury or bad faith action with respect to the Company; or (2) Optionee's conviction for any felony crime;

                          (iii) "Good Reason"  means:  (1) a material  reduction
in compensation; (2) a relocation of the Optionee's principal worksite to a location more than sixty (60) miles from Optionee's pre-Change of Control worksite; or (3) for an executive officer, a material reduction in responsibilities or authority as in effect before the Change in Control.

         12. Time of Granting Options. The date of grant of an Option shall, for
             ------------------------
all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or

Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         13.      Amendment and Termination of the Plan.
                  -------------------------------------

                  (a) Amendment   and   Termination.   The  Board  may  amend or
                      -----------------------------
terminate the Plan from time-to-time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the Stockholders of the Company in the manner described in Section 17 of the Plan:

                          (i)     any   increase   in   the    number of  Shares
subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

                          (ii)    any  change  in the  designation  of the class
of  Employees  or  Consultants  eligible  to be granted Options;

                          (iii)   any material increase in the benefits accruing
to participate under the Plan.

                  (b)     Stockholder    Approval.  In  the  event any amendment
                          -----------------------
requiring Stockholder approval under Section 13(a) of the Plan is made, such Stockholder approval shall be solicited as described in Section 17 of the Plan.

                  (c)     Effect of Amendment or Termination. Any such amendment
                          ----------------------------------
or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Conditions  Upon  Issuance  of  Shares.  Shares shall not be issued
             --------------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such representation is required.

         15.      Reservation of Shares.  The Company,  during  the term of this
                  ---------------------
Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16.      Option Agreement.  Options  shall  be  evidenced  by   written
                  ----------------
option agreements in such form as the Board shall approve.

         17.      Stockholder Approval. Continuance of the Plan shall be subject
                  --------------------
to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such Stockholder approval is obtained at a duly held Stockholders' Meeting, it may be obtained by the affirmative vote of the holders of a majority of the Share of the Company present or represented and entitled to vote thereon.

                  In the case of approval by written consent, it must be obtained by the written consent of all stockholders of the Company, or by written consent of a smaller percentage of stockholders but only if the Board determines, on the basis of advice of the Company's legal counsel, that the written consent of such a smaller percentage of stockholders will comply with all applicable laws and will not adversely affect the qualifications of the Plan under Section 422 of the Code.

         18. Information to Optionees. The   Company   shall   provide  to  each
             ------------------------
Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.




3628/10/doc/021a

                                   Exhibit 5.1
                        Opinion of Messner & Reeves, LLC

                                    May 24, 2002
Board of Directors
GTDATA Corporation

Gentleman:

We have acted as counsel to GTDATA Corporation, a Nevada corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock issued through its 2001 Stock Option Plan (the "Plan").

In rendering our opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing and subject to the limitations and exceptions set forth below, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued option agreement.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference of our firm name wherever appearing in the Registration Statement and any amendments thereto.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes in fact or law coming to our attention after delivery hereof on such date. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other persons or entity without our express written consent.

                                            Very truly yours,


                                           /s/ Messner & Reeves, LLC

                                           Messner & Reeves, LLC


                                  Exhibit 23.1
                            Consent of Corbin & Wertz

                                 CORBIN & WERTZ

                     Client Centered Professional Services

                       CONCENT OF INDEPENDANT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 16, 2001 on our audit of the consolidated financial statements of GT Data Corporation and Subsidiaries (the "Company") for the year ended December 31, 2000, which is included in the Company's Annual Report on Form 10K-SB filed with the Securities and Exchange Commission on April 1, 2002.

                                                /s/ Corbin & Wertz
                                                 CORBIN & WERTZ

Irvine, California
May 22, 2002


                                  Exhibit 23.2
                Consent of Squar, Milner, Reehl & Williamson, LLP

                         Consent of Independent Auditors


Board of Directors
GT Data Corporation and Subsidiaries

We consent to the incorporation by reference in this Registration Statement of GT Data Corporation (the "Company") on Form S-8 of our report dated February 27, 2002, on our audit of the consolidated financial statements of GT Data Corporation and Subsidiaries as of December 31, 2001, which is included in the Company's Annual Report on Form 10-KSB filed with the Securities Exchange Commission on April 1, 2002 (File No. 033-05844-NY).

/S/  Squar, Milner, Reehl & Williamson, LLP
Squar, Milner, Reehl & Williamson, LLP

Newport Beach, California
May 24, 2002